UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2022

EOS ENERGY ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39291	84-4290188
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3920 Park Avenue Edison, New Jersey	08820
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 225-8400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common stock, par value $0.0001 per share	EOSE	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock	EOSEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 14, 2022, Eos Energy Enterprises, Inc. (the “Company”) and YA II PN, LTD (“Yorkville”) entered into Amendment No. 2 (the “Amendment No. 2”) to the Standby Equity Purchase Agreement dated as of April 28, 2022 (as amended by this Amendment No. 2 and Amendment No. 1 dated as of June 13, 2022, the “SEPA”), to decrease the commitment amount under the SEPA from $200,000,000 to $125,000,000. With the exception of the decrease in the commitment amount, the terms of the SEPA remain unchanged, and the SEPA, as amended, remains in full force and effect.

The foregoing description of the Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment No. 2, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 hereto and is hereby incorporated by reference.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 2 to the Standby Equity Purchase Agreement dated as of November 14, 2022 between Eos Energy Enterprises, Inc. and YA II PN, LTD.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2022	EOS ENERGY ENTERPRISES, INC.

	By:	/s/ Randall Gonzales
	Name:	Randall Gonzales
	Title:	Chief Financial Officer